Exhibit 99.2
                                                                    ------------

                      IN THE UNITED STATES COURT OF APPEALS
                             FOR THE FEDERAL CIRCUIT

BANK UNITED, BANK UNITED CORP.                          ss.
and HYPERION PARTNERS L.P.,                             ss.
                                                        ss.
         Plaintiffs-Appellants,                         ss.
                                                        ss.
v.                                                      ss.      02-5132, - 5137
                                                        ss.
UNITED STATES,                                          ss.
                                                        ss.
         Defendant-Cross Appellant.                     ss.


                           DEFENDANT-CROSS APPELLANT'S
                   MOTION FOR REISSUANCE OF A NONPRECEDENTIAL
                      OPINION AS A PRECEDENTIAL DISPOSITION
                                       AND
                     MOTION FOR RELIEF FROM THE NOTIFICATION
                    REQUIREMENT OF THIS COURT'S RULE 47.6(c)
                    ----------------------------------------

         Pursuant to Rule 47.6(c) of the Rules of the Court of Appeals for the Federal Circuit, defendant-cross appellant, the United States, respectfully requests that the Court reissue its September 22, 2003 nonprecedential opinion as a precedential disposition. The Court's opinion should be reissued as a precedential disposition because it contributes significantly to the uniform disposition of damages questions arising in the group of Winstar-related cases before this Court and the Court of Federal Claims. Counsel for plaintiffs-appellants have indicated that they may object and may file a response, pending their review of the motion.

         1. The decision in this case provides useful guidance to the parties and to the trial court in resolving the multitude of pending Winstar-related cases.(1) Many of the issues addressed


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(1) Although approximately half of the WINSTAR-related cases have been resolved,
42 cases are pending before the trial court and 20 cases have not completed appellate review.


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in the Court's well-reasoned and detailed opinion have ramifications for the other Winstar-related cases.

         The Court's discussion of "mitigation" principles, as they apply to these cases, has broad application. Slip op. 9, 13. The trial court here held that plaintiffs' "capital infusions . . . allowed Bank United to prevent the government's breach from negatively affecting its growth or, by extension, its profits." Slip op. 5.(2) This Court found that the trial court was justified in comparing the contemporaneous evidence (e.g., the thrift's business plans and projections, and the thrift's contemporaneous representations about its inability to leverage its then-existing excess capital), with plaintiffs' hypothetical lost profits model in making this determination. Slip op. 7-9. This Court's guidance in regard to the primacy of contemporaneous evidence vis-a-vis hypothetical models would he relevant to many of the remaining Winstar cases in which plaintiffs base a claim for lost profits upon a hypothetical model.

         The Court also affirmed the trial court's mitigation ruling, which was based upon expert testimony, that "because the value of the cash proceeds of a capital offering equal the expected expense of future dividends, the true costs of such a transaction are limited to floatation costs." Slip op. 16. The Court's guidance in this regard will help resolve any doubt regarding the testimonial and evidentiary foundation necessary to support such a finding.

         Finally, the Court made clear that any claim for a foregone return on investments, which allegedly could have been made with capital infused in order to mitigate the breach, requires plaintiffs to satisfy their burden of proving that alternative investments existed, the rate of return on those investments, and that plaintiffs were somehow precluded from pursuing such alternative


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(2) The trial court based its conclusion, in part, upon two findings: (1) "the breach impacts did not prevent Bank United from successfully pursuing its forecasted business operations," slip op. 6 (citing BANK UNITED OF TEX. FSB V. UNITED STATES, 50 Fed. Cl. 645, 662 (2001)); and (2) "the assumption. . . that Bank United would have invested its


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investments. Slip op. 15 (Plaintiffs "fail to demonstrate any difference between the rate of return earned on the $35 million that was infused and the rate of return that otherwise would have been earned on alternative investments.").

         This is the first appellate decision to apply these basic principles to a claim for a return of plaintiffs' invested capital and to a claim for a foregone return upon that capital. This Court's decision will facilitate and expedite the development of a consistent damages jurisprudence at the trial court level.

         The Court's emphasis upon the requirement that plaintiffs prove a causal connection between the breach and a purportedly mitigating transaction is significant and applicable in many cases. Essentially, the Court reaffirmed the proposition that, in order to recover damages, the mitigating transaction must bear a direct causal relationship to the replacement of borrowing capacity affected by the breach. Numerous plaintiffs seek damages based upon capital raising transactions that occurred years after - and had nothing whatsoever to do with - the implementation of FIRREA's capital regulations.

         2. We respectfully request that the Court grant relief from the obligation set forth in Rule 47.6(c) that "[t}he requestor must notify the . . . parties of any case that person knows to be pending that would be determined or affected by reissuance as precedential." As explained above, many of the issues addressed by the Court's opinion affect most, if not all, of the pending Winstar-related cases. Winstar counsel in these cases are informed through the Plaintiffs' Coordinating Committee of decisions such as this one. Thus, notification of counsel in each case would pose an unnecessary and undue burden upon Government counsel.


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leverage capacity in wholesale assets was undercut by Bank United's actual failure to do so." Slip op. 6. These circumstances exist in many of the remaining WINSTAR-related cases.

         3. For the foregoing reasons, we respectfully request that the Court grant our motion and reissue its nonprecedential September 22, 2003 opinion as a precedential disposition.

                                               Respectfully submitted,

                                               STUART E. SCHIFFER
                                               Deputy Assistant Attorney General


Of Counsel:

JEANNE E. DAVIDSON                             DAVID M. COHEN
Deputy Director                                Director
                                               Commercial Litigation Branch
COLLEEN CONRY                                  Civil Division
JOHN J. HOFFMAN                                United States Department of
                                               Justice
LUKE LEVASSEUR                                 ATTN: Classification Unit,
                                               8th Floor
JEROME A. MADDEN                               1100 L Street, NW
MARC SACKS                                     Washington, D.C. 20530
Trial Attorneys                                (202) 514-7300

November 21, 2003                              Attorneys for Defendant-Cross
                                               Appellant


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                             CERTIFICATE OF SERVICE
                             ----------------------

         I hereby certify under penalty of perjury that on this 21 St day of November 2003, 1 caused to be served by U.S. mail (first-class, postage prepaid) copies of DEFENDANT-CROSS APPELLANT'S MOTION FOR REISSUANCE OF A NONPRECEDENTIAL OPINION AS A PRECEDENTIAL DISPOSITION AND MOTION FOR RELIEF FROM THE NOTIFICATION REQUIREMENT OF THIS COURT'S RULE 47.6(c) upon counsel for plaintiffs at the following address:

Walter B Stuart, IV, Esq.
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, Texas 77002-6760


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